Exhibit 10.1

THIRD AMENDMENT TO MANAGEMENT AGREEMENT

THIS THIRD AMENDMENT TO MANAGEMENT AGREEMENT, made this 9th day of August, 2011, is made by and between TRS LEASING, INC., a Virginia corporation (“Owner”) and HLC HOTELS, INC., a Georgia corporation (“Agent”) to that certain Management Agreement (the “Agreement”) dated May 16, 2007 and previously amended July 15, 2008 and January 21, 2010, made by and between Owner and Agent that provides for the management and operation of 8 hotels.

WITNESS THAT:

WHEREAS, Owner and Agent desire to enter into this Third Amendment to Management Agreement upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Owner and Agent agree as follows:

1. Term. The term of the Agreement is hereby extended through December 31, 2013. The Agreement may only be renewed for additional terms upon the mutual agreement of Owner and Agent. Notwithstanding the foregoing, the Agreement shall terminate upon the sale of the last hotel covered by the Agreement as amended hereby.

2. Hotels. As of the date of this Third Amendment, the hotels included under the Management Agreement are described in Exhibit A attached hereto and incorporated by reference herein.

3. Conflicts; Counterparts. Where the terms of this Third Amendment may conflict with the terms of the Agreement, as previously amended, the terms of this Third Amendment shall control. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TRS LEASING, INC.		HLC HOTELS, INC.

By:	/s/ Kelly A. Walters	By:	/s/ Charles Aimone
Title:	President & CEO	Title:	President

EXHIBIT A

Masters Inn	2125 Commerce Drive	Cayce	SC
Masters Inn	613 Knox Abbott Drive	Cayce	SC
Masters Inn	6100 Rivers Avenue North	Charleston	SC
Masters Inn	3092 Presidential Parkway	Doraville	GA
Masters Inn	6626 East Martin Luther King Blvd.	East Tampa	FL
Masters Inn	4200 Highway 21 N	Garden City	GA
Masters Inn	610 CR 579	Seffner	FL
Masters Inn	3600 McFarland Blvd.	Tuscaloosa	AL

SECOND AMENDMENT TO MANAGEMENT AGREEMENT

THIS AMENDMENT TO MANAGEMENT AGREEMENT, made this 21st day of January 2010, between TRS LEASING, INC., a Virginia corporation (hereinafter referred to as “OWNER”), and HLC HOTELS, INC., a corporation organized and existing under the laws of the State of Georgia (hereinafter referred to as “AGENT”), amends that certain Management Agreement dated the 16th of May, 2007 and as Amended July 15, 2008, between Owner and Agent (herein the “Agreement”) that provides for the management and operation of 15 hotels.

WITNESSETH THAT:

Whereas, Owner and Agent desire to enter into an amendment of the Agreement upon the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants herein contained, Owner and Agent agree as follows:

Termination. Article IX, paragraph (a) is amended in its entirety as follows:

In case Owner sells, leases or otherwise disposes of any property during any fiscal year, this agreement shall terminate in regard to the disposed property upon the closing date of the sale or lease transaction. In the event of sale or disposal in the immediately preceding sentence, Agent shall receive a termination fee of $25,000 for each property sold or disposed.

As of the date of this Amendment, twelve hotels are included under the Management Agreement.

The agreement is amended only as set forth herein. This amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, the parties hereto have executed this agreement as of the day and year first above written.

AS OWNER:		AS AGENT:

TRS LEASING, INC.		HLC HOTELS, INC.

By:	/s/ Kelly A. Walters	By:	/s/ Charles Aimone
Title:	President	Title:	President